Exhibit 10.2

EXECUTION VERSION

TAX RECEIVABLE (SKM CONTRIBUTION) TERMINATION AGREEMENT

This Tax Receivable (SKM Contribution) Termination Agreement (the “Agreement”) is entered into as of March 30, 2015 by and among SKM Equity Fund III, L.P. (“SKM Norcraft Representative” or “SKM”) and Norcraft Companies, Inc., a Delaware corporation (“Norcraft,” and together with SKM, the “Parties”).

RECITALS

WHEREAS, Norcraft, Fortune Brands Home & Security, Inc., a Delaware corporation, and Tahiti Acquisition Corp, a Delaware corporation entered into that certain Agreement and Plan of Merger, dated as of March 30, 2015 (the “Merger Agreement”);

WHEREAS, Norcraft, SKM and certain other persons entered into that certain Tax Receivable Agreement (SKM Contribution), dated as of November 13, 2013 (the “TRA”);

WHEREAS, Article IV of the TRA provides for an Early Termination Payment in the event of a Change in Control;

WHEREAS, Section 4.3 of the TRA provides the method for calculating the Early Termination Payment required under Article IV;

WHEREAS, Norcraft shall make payments contemplated by the TRA for the 2014 taxable year prior to the consummation of the transactions contemplated by the Merger Agreement and the payments contemplated herein are in addition to, not in lieu of, those payments;

WHEREAS, Norcraft desires to terminate the obligations owed to the Shareholders under the TRA, including the obligations under Article IV, and the Shareholders will accept payment for such termination of the TRA and will release Norcraft from all obligations thereunder, as specified in this Agreement; and

WHEREAS, the Parties desire to terminate the TRA.

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties hereby agree to amend receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions; References. Unless otherwise specifically defined herein, each capitalized term used herein but not otherwise defined herein shall have the meaning assigned to such term in the TRA. To the extent there is a conflict or inconsistency between the terms of this Agreement and the terms of the TRA (prior to giving effect to this Agreement), this Agreement shall constitute an amendment of the TRA.

EXECUTION VERSION

2. TRA Termination. The Parties agree that the consummation of the transactions contemplated by the Merger Agreement will give rise to a Change in Control. Furthermore, the Parties agree that the TRA shall be terminated in its entirety upon payment of the Termination Payments, and thereafter no party shall have any further obligations under the TRA other than those obligations set forth in this Agreement.

3. Payment. The Parties agree that Norcraft shall make a payment to each Shareholder, on the date of and immediately after the consummation of the Merger Closing (as that term is defined in the Merger Agreement), equal to the amount reflected opposite such Shareholder’s name on Schedule I of this Agreement (“Termination Payment”, and collectively for all the Shareholders, the “Termination Payments”). Schedule I shall not be adjusted without the consent of all Parties. Prior to the Merger Closing, the SKM Norcraft Representative shall provide to Norcraft the bank account information where the Termination Payments will be sent by wire transfer. Each Shareholder hereby waives its right to receive the additional schedules and documentations described in Article IV of the TRA relating to the calculation and payment of any Early Termination Payment. Upon receipt by the Shareholders of their Termination Payments, Norcraft shall have no further obligation under the TRA to any Shareholder or any other person claiming through any Shareholder on account of such Shareholder’s interest in the TRA, and each Shareholder hereby releases, remises and forever discharges Norcraft, its Affiliates, shareholders, directors, officers and employees from any such obligation under the TRA.

4. Intended Tax Treatment. Consistent with the terms of the TRA, the payments to each Shareholder contemplated hereunder are intended to be treated for all tax purposes as payments described in Section 351(b) of the Code, unless otherwise required by law to be treated as imputed interest, as reasonably determined by Norcraft, and neither Tahiti nor any of its affiliates will take a position for tax reporting purposes inconsistent therewith, except upon a final determination by an applicable taxing authority. Norcraft will promptly provide SKMNorcraft Representative with such additional information and assistance as SKM Norcraft Representative may reasonably request in connection with tax reporting matters relating to the payments contemplated by this Agreement and the Merger Agreement.

5. Agreement Termination. This Agreement shall terminate and be of no force and effect upon (i) the termination of the Merger Agreement pursuant to its terms or (ii) an amendment to the Merger Agreement that changes the price payable per share of Common Stock of the Company. For the avoidance of doubt, the termination of this Agreement shall not by itself constitute a termination of the TRA.

6. Representations and Warranties of Norcraft. Norcraft represents and warrants to SKM as follows:

(a) Authorization of Transaction. Norcraft has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations

EXECUTION VERSION

hereunder. The execution and delivery by Norcraft of this Agreement and the performance by Norcraft of this Agreement and the consummation by Norcraft of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Norcraft. This Agreement has been duly and validly executed and delivered by Norcraft and constitutes a valid and binding obligation of Norcraft, enforceable against Norcraft in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, or similar laws, legal requirements and judicial decisions from time to time in effect which affect creditors’ rights generally.

(b) Noncontravention. Neither the execution and delivery by Norcraft of this Agreement, nor the consummation by Norcraft of the transactions contemplated hereby, will (i) conflict with or violate any provision of the organizational documents of Norcraft, (ii) require on the part of Norcraft any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Norcraft or any of its properties or assets.

(c) No Additional Representations. Norcraft acknowledges that no person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding SKM furnished or made available to Norcraft and its representatives except as expressly set forth in this Agreement.

7. Representations and Warranties of SKM. SKM represents and warrants to the other Parties hereto as follows:

(a) Authorization of Transaction. SKM has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by SKM of this Agreement and the performance by SKM of this Agreement and the consummation by SKM of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of SKM. This Agreement has been duly and validly executed and delivered by SKM and constitutes a valid and binding obligation of SKM, enforceable against SKM in accordance with their terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, or similar laws, legal requirements and judicial decisions from time to time in effect which affect creditors’ rights generally.

(b) Noncontravention. Neither the execution and delivery by SKM of this Agreement, nor the consummation by SKM of the transactions contemplated hereby, will (i) conflict with or violate any provision of the organizational documents of SKM, (ii) require on the part of SKM any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to SKM or any of its properties or assets.

EXECUTION VERSION

(c) No Additional Representations. SKM acknowledges that no person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Norcraft furnished or made available to SKM and its representatives except as expressly set forth in this Agreement.

[Signature Page Follows]

IN WITNESS THEREOF, the undersigned has executed this Agreement as of the day and year first above written.

NORCRAFT COMPANIES, INC.
a Delaware corporation

By:	/s/ Mark Buller
Name:	Mark Buller
Title:	Chief Executive Officer

SKM EQUITY FUND III, L.P.

By:	SKM Partners, LLC,
its General Partner

By:	/s/ Christopher Reilly
Name:	Christopher Reilly
Title:	Authorized Person

[Signature Page to the Tax Receivable Termination Agreement]

EXECUTION VERSION

Schedule I

Total Termination Payments to the Shareholders of SKM:	$15,914,000